UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: June 30, 2016

DALA PETROLEUM CORP.

(Exact name of registrant as specified in charter)

Delaware	001-10171	80-0000245
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4685 S. Highland Drive, Suite 202, Salt Lake City, Utah 84117

(Address of Principal Executive Offices, Including Zip Code)

(801) 278-9424

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 30, 2016, William Gumma announced his resignation as Chief Executive Officer and Director.  His departure is not the product of any claim against or issue with the Company. A copy of his resignation letter is attached hereto as Exhibit 17.1.

On July 6, 2016, the Board appointed Mr. Daniel E. Ryweck to the Board of Directors to fill the vacancy left by Mr. Gumma’s resignation.  Since 2013, Mr. Ryweck, 51, has served as Chief Compliance Officer of Mill City Ventures III Ltd. From June 2015 through September 2015, he served as interim Chief Financial Officer of Sun BioPharma Inc., guiding that company through a reverse merger.  Since 2000, Mr. Ryweck has maintained an individual accounting practice in the Minneapolis, Minnesota area.  Mr. Ryweck graduated from the Carlson School of Management at the University of Minnesota in 1990 with a degree in accounting.

Item 9.01 Exhibits

17.1	Resignation of William Gumma dated June 30, 2016

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DALA PETROLEUM CORP.

By: /s/ Thomas Howells

Name: Thomas Howells

Title: President

Date: July 6, 2016